UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

            Date of Report (Date of earliest reported): June 14, 2006

                             THOMAS EQUIPMENT, INC.
               (Exact name of registrant as specified in charter)

       Delaware                   333-44586                   58-3565680
       -------                    ---------                   ----------
 (State or other jurisdiction    (Commission                    (IRS
  Employer of incorporation)     File Number)             Identification No.)


                 1818 North Farwell Avenue, Milwaukee, WI 53202
                 ---------------------------------------- ------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (312) 224-8812

                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Thomas A. Rose, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.02 Termination of a Material Definitive Agreement

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      On June 14, 2006, Clifford Rhee resigned as a member of the Board of Directors of Thomas Equipment, Inc. (the "Company"), as well as the Boards of Directors of each subsidiary or other affiliate of the Company. On the same date, the Board of Directors of the Company terminated the employment agreement between the Company and Mr. Rhee, dated as of October 1, 2004, and Mr. Rhee was removed as President and Chief Executive Officer of the Company and each of its subsidiaries and affiliates.

      On June 14, 2006, James E. Patty was appointed as Interim Chief Executive Officer of the Company. Mr. Patty has served as member of the Company's Board of Directors since November 2004 and has been Chief Operating Officer of the Company since May 9, 2006.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THOMAS EQUIPMENT, INC.

Date: June 19, 2006                   /s/ JAMES E. PATTY
                                       -----------------------------------------
                                       James E. Patty,
                                       Interim Chief Executive Officer


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